UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 5, 2008

American Achievement Group Holding Corp.
AAC Group Holding Corp.
American Achievement Corporation
(Exact name of registrants as specified in their charters)

(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification No.)
Delaware	333-137067	20-4833998
Delaware	333-121479	20-1854833
Delaware	333-84294	13-4126506

7211 Circle S Road
Austin, Texas 78745
(Address of Principal Executive Offices, Zip Code)

Registrants’ telephone number, including area code (512) 444-0571

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under Exchange Act (17 CFR 240-14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 1.01	Entry into a Material Definitive Agreement

Item 1.02	Termination of a Material Definitive Agreement

Item 9.01	Financial Statements and Exhibits

SIGNATURES

Item 1.01	Entry into a Material Definitive Agreement

    Settlement Agreement - On December 5, 2008,  American Achievement Group Holding Corp. (the “Company”) and Herff Jones Inc. announced that, together with the stockholders of the Company, such parties have entered into a Settlement Agreement pursuant to which they have mutually agreed to terminate the previously announced Stock Purchase Agreement providing for the acquisition of the Company by Herff Jones Inc.

    A copy of the press release announcing the termination of the Stock Purchase Agreement is attached as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.

Item 1.02	Termination of a Material Definitive Agreement

    The disclosure set forth in Item 1.01 to this report is incorporated into this item by reference.

Item 9.01	Financial Statements and Exhibits

(d)              Exhibits
99.1                            Press release dated as of December 5, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each of the registrants has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN ACHIEVEMENT GROUP HOLDING CORP. AAC GROUP HOLDING CORP. AMERICAN ACHIEVEMENT CORPORATION

Date: December 5, 2008	By:	/s/ DONALD J. PERCENTI
Donald J. Percenti
Chief Executive Officer